Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UCLOUDLINK GROUP INC. of our report dated March 13, 2020 relating to the consolidated financial statements, which appears in UCLOUDLINK GROUP INC.’s Amendment No.5 to the Registration Statement on Form F-1 (No. 333-237990).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

November 18, 2020